Exhibit 99.1

Today you may have heard that Avast has announced it has signed an agreement to acquire AVG so that we can be in a stronger position to serve our partners and customers. For complete details, please see the press release for more information, and should you have any further questions, please do let me know.

Forward-Looking Statements

This communication contains forward-looking information that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include those related to, among other things: general economic conditions and conditions affecting the industries in which Parent, Buyer and the Company operate; and the parties’ ability to satisfy the conditions to the contemplated tender offer and consummate the transactions described in this communication; and the Company’s performance and maintenance of important business relationships. These forward-looking statements speak only as of the date of this release, and neither Parent, Buyer nor the Company assumes any obligation to update or revise any forward-looking statement, except as required by law.

Additional Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of the Company or any other securities. The solicitation and offer to purchase ordinary shares of the Company will only be made pursuant to an Offer to Purchase, a related letter of transmittal and certain other tender offer documents. At the time the tender offer is commenced, Parent and Buyer will file a tender offer statement on Schedule TO, including an Offer to Purchase, a related letter of transmittal and certain other tender offer documents, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC, each with respect to the tender offer. The Company’s shareholders are urged to read the tender offer statement and Solicitation/Recommendation Statement, as they may be amended from time to time, as well as any other relevant documents filed with the SEC, when they become available, carefully and in their entirety because they will contain important information that holders of the Company’s securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of ordinary shares of the Company at no expense to them from the website maintained by the SEC at www.sec.gov.

Today you may have heard that Avast has announced it has signed an agreement to acquire AVG so that we can be in a stronger position to serve our partners and customers. We want to reassure you that we value our Business Customers and SMB Resellers and will continue to invest in new products that keep businesses safe. With this announcement, there is no change to our current product offering now; however AVG Business customers and SMB resellers should see more product innovation and new ways of protecting the businesses in the future. This announcement will allow us to gain more focus on business customers and resellers and add more talent and knowhow to the Avast Business team. In the meantime, please see the press release for more information, and should you have any further questions, please do let me know.

Forward-Looking Statements

This communication contains forward-looking information that involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include those related to, among other things: general economic conditions and conditions affecting the industries in which Parent, Buyer and the Company operate; and the parties’ ability to satisfy the conditions to the contemplated tender offer and consummate the transactions described in this communication; and the Company’s performance and maintenance of important business relationships. These forward-looking statements speak only as of the date of this release, and neither Parent, Buyer nor the Company assumes any obligation to update or revise any forward-looking statement, except as required by law.

Additional Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of the Company or any other securities. The solicitation and offer to purchase ordinary shares of the Company will only be made pursuant to an Offer to Purchase, a related letter of transmittal and certain other tender offer documents. At the time the tender offer is commenced, Parent and Buyer will file a tender offer statement on Schedule TO, including an Offer to Purchase, a related letter of transmittal and certain other tender offer documents, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC, each with respect to the tender offer. The Company’s shareholders are urged to read the tender offer statement and Solicitation/Recommendation Statement, as they may be amended from time to time, as well as any other relevant documents filed with the SEC, when they become available, carefully and in their entirety because they will contain important information that holders of the Company’s securities should consider before making any decision regarding tendering their securities. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of ordinary shares of the Company at no expense to them from the website maintained by the SEC at www.sec.gov.